Exhibit 10.16

October 28, 2009

FreedomRoads, LLC

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

Attn.: Brent Moody

Re:	Sublease dated October 29, 2009 (the “Sublease”) between FreedomRoads, LLC (“FreedomRoads”), as Sublandlord, and iRhythm Technologies, Inc. (“iRhythm”), as Subtenant, of Premises located at 2 Marriott Drive, Lincolnshire, IL (the “Premises”)

Dear Brent:

This letter agreement will confirm the agreement between FreedomRoads and iRhythm that (a) iRhythm will contract for the provision of janitorial service in the common lobby, kitchen, restrooms and conference rooms in the Building consistent with the level provided by iRhythm in the Premises, (b) during such periods as iRhythm is the only occupant of the Building, iRhythm will bear all of the costs of providing such service, (c) during any period in which any other person or entity occupies the Building, iRhythm will only be responsible for the pro rata cost of providing such service based on the square footage of the Premises relative to the square footage of the Building, and FreedomRoads will pay iRhythm the balance of the cost of providing such service within thirty (30) days of presentation of an invoice thereof and (d) iRhythm will have the right to offset against Rent FreedomRoad’s share of the cost of providing such janitorial service described in subpart (c) above. All capitalized terms used but not defined in this letter will have the meanings ascribed to such terms in the Sublease. Please execute below to confirm FreedomRoad’s agreement to the foregoing and return a fully executed original of this letter to me.

Very truly yours,

IRHYTHM TECHNOLOGIES, INC.

Agreed and acknowledged effective as of the date set forth above

FREEDOMROADS, LLC, a Minnesota limited liability company

By:	/s/ Brent Moody	/s/ Judith Lenane for

Name:	Brent Moody	Shelly Guyer

Its:	EVP Bus. Dev/General Counsel	E.V. P, Operations

T 415.632.5700 F 415.632.5701 www.irhythmtech.com iRhythm Technologies, Inc 650 Townsend Street, Suite 380 ● CA 94103

SUBLEASE

FREEDOMROADS, LLC

LANDLORD

AND

iRHYTHM TECHNOLOGIES, INC.

TENANT

SUBLEASE

THIS SUBLEASE (this “Sublease” or “Lease”) is made and entered into this 29th day of October, 2009, between FREEDOMROADS, LLC, a Minnesota limited liability company (“Landlord”), and iRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the tenant under that certain lease between Landlord, as tenant, and FRHP Lincolnshire, LLC (“Master Landlord”) whereby Landlord has leased from Master Landlord certain land located at 2 Marriott Drive, Lincolnshire, IL and legally described on Exhibit “A” attached hereto (the “Land”) and the building constructed thereon (the “Building” and, together with the Land, collectively, the “Property”); and

WHEREAS Tenant desires to lease from Landlord, and Landlord desires to Lease to Tenant, a portion of the Building comprised of the Southern portion of the Building (the “Demised Premises”, “Leased Premise” or the “Premises”) as shown on Exhibit “B” attached hereto and access to common areas as further described herein below, upon the terms and subject to the conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE 1

TERM AND USE

A. The “Primary Term” (herein so called) of this Sublease shall begin on November 1, 2009 (the “Commencement Date”) and shall end on October 31, 2011. For purposes of this Sublease, a “Sublease Year” shall he defined as that twelve (12) month period during the Primary Term or any Extension Term (hereinafter defined) commencing, with respect to the first Lease Year, on the Commencement Date, and with respect to each subsequent Lease Year, the annual anniversary of the Rent Commencement Date (as defined below), as may be applicable. The Primary Term and any Extension Term are sometimes collectively referred to herein as the “Term”. Tenant shall have the right to access the Premises, the electrical panel serving the Building and the room adjacent to the Building’s electrical closet immediately upon execution of this Sublease for purposes of preparing the Premises for occupancy. Such access shall be on all of the terms hereof except the obligation to pay rent. Prior to the Commencement Date, Landlord shall relocate the current occupants from the Premises and perform the work described in Exhibit “C” attached hereto.

B. Provided that Tenant is not in default of any terms or conditions of this Sublease beyond applicable notice and cure periods at the time of exercise or at the expiration of the Primary Term, Tenant shall have the option of extending this Sublease for one (1) additional term (the “Extension Term”) of two (2) years on the same terms and conditions as provided herein except for the Base Annual Rent (defined below) shall be equal to the fair market rent for the Premises, excluding the value of any alterations to the Premises made by Tenant and taking into consideration that there will be no free rent or other concessions offered to Tenant during the Extension Term (the “Market Rate”), as mutually agreed upon between Landlord and Tenant not later than thirty (30) days following Landlord’s receipt Tenant’s Exercise Notice (as defined below). In the event Landlord and Tenant are unable to agree upon the rent for the Extension Term within such thirty (30) day period, Market Rate shall be determined by appraisers in accordance with the provisions of Exhibit “D” attached hereto. Notwithstanding the foregoing, in no event shall Market Rate be less than the Base Annual Rent for the second Lease Year. Notice of the exercise of such option shall be delivered by Tenant to Landlord, in writing (“Tenant’s Exercise Notice”), not later than April 30, 2011. Notwithstanding the foregoing, in the event Landlord (i) sells or has an agreement to sell the Property or (ii) Landlord has a lease for all or substantially all of the Premises with a commencement date subsequent to the expiration of the Primary Term and Tenant has not exercised its right of first refusal with respect to the proposed lease in subpart (ii) after being given written notice thereof under Section 41 below, Tenant shall have no option to extend for the Extension Term.

C. Subject to Tenant’s compliance with all applicable governmental laws, rules, regulations and ordinances, the Demised Premises may be used and occupied for general office, distribution and assembly purposes and a call center and no other use whatsoever without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion.

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ARTICLE 2

[INTENTIONALLY OMITTED]

ARTICLE 3

BASE ANNUAL RENT

A. The Rent (as defined below) due under this Lease shall be “gross” in nature and, except as otherwise set forth herein, in no event shall Tenant be obligated to pay any operating expenses, taxes or utilities with respect to the Property.

B. The Rent payable hereunder s all begin to accrue on December 1, 2009 (the “Rent Commencement Date”). Commencing on the Rent Commencement Date and continuing through the Primary Term, Tenant hereby covenants and agrees to pay to Landlord, for the use and occupancy of the Demised Premises, at the times and in the manner herein provided, the following sums of money (“Rent”):

Sublease Year	Base Annual Rent	Monthly Base Annual Rent
1	$240,000	$20,000
2	$247,500	$20,625

to be paid in U.S. dollars, in advance, without offset or deduction and without notice or invoice from Landlord, on the first day of each and every month during the Term, except as otherwise provided for herein. All payments provided for in this Sublease (those hereinafter stipulated as well as Base Annual Rent) shall be paid or mailed to:

FreedomRoads, LLC

250 Parkway Drive

Suite 270

Lincolnshire, IL 60069

Attn: Accounting Department

or to such other payee or address as Landlord may designate in writing to Tenant. Notwithstanding the foregoing, provided that Tenant is not in default hereunder beyond the expiration of any applicable notice and cure periods, Tenant shall receive an abatement of Rent for the months of March 2010, May 2010, July 2010 and August 2010.

ARTICLE 4

[INTENTIONALLY OMITTED]

ARTICLE 5

COMMON AREA ACCESS AND PARKING

A. Tenant shall have shared access with other tenants and occupants of the Building to certain common areas marked on Exhibit “A”, which shall include the kitchen, IT/server and phone room, restrooms, lobby, conference rooms, courtyard and parking lot (collectively, the “Common Areas”) during the Term of this Sublease. Use of the Common Areas shall be subject to such reasonable rules and regulations as may be promulgated by Landlord from time to time. Tenant shall have the non-exclusive right to post a receptionist at the reception desk in the lobby to solely serve the Premises.

B. Tenant shall have twenty-four (24) hour access, subject to Landlord’s reasonable rules, to the existing IT/server and phone room on the North side of the Building during the Term of the Sublease. Tenant shall be provided with space within this area for its secured racks and other equipment, subject to the reasonable approval of Landlord as to the location thereof. Tenant shall immediately notify Landlord of any abnormal condition of the IT/server and phone room it notices. Failure to notify Landlord of abnormal conditions caused by Tenant may result in a default and Tenant may be liable for damages caused by the delay in notification.

C. Landlord shall allocate to Tenant its proportionate share of parking spaces (but in no event less than 60 spaces) in addition to four (4) reserved parking spaces for Tenant’s exclusive use

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as demarcated on Exhibit “B”. Tenant shall be responsible for the cost and labor of physically identifying those spaces in the parking lot.

D. Tenant shall have twenty-four (24) hours access, subject to Landlord’s reasonable rules, to the shipping and receiving area on the North side of the Building for distribution center purposes.

ARTICLE 6

UTILITIES

A. Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make heating, ventilation, air-conditioning, water, sewer, gas, phone and electricity available to the Demised Premises and to make available to Tenant heating, ventilation, air-conditioning, water, sewer, gas, phone and electrical services during the Term of this Lease. Landlord shall be responsible for the payment of all utilities used by Tenant at the Demised Premises directly to the applicable public utility provider, except if the monthly cost for electricity and gas exceeds $5,000, Tenant shall pay the excess amount directly to Landlord as additional rent hereunder. Tenant shall have 24-hours, 7-days per week control of the HVAC system serving the Premises and may use the security system serving the Building.

B. In no event shall Landlord be liable for the quality, quantity, failure or interruption of utilities to the Demised Premises, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

D. In the event of a failure or interruption of utilities within the Premises, Landlord shall promptly repair or remediate the cause of the utility failure or interruption using all means within Landlord’s commercially reasonable control, Landlord hereby acknowledging that such prompt repairs shall include after-hours repairs as needed due to Tenant’s 24/7 use of the Premises. If the responsibility for repair or remediation is that of the utility company or other entity, Landlord shall promptly take reasonable measures to cause such utility company or other entity to repair or remediate the cause of the utility failure or interruption.

E. Tenant shall be responsible for all of its janitorial and cleaning services for the Demised Premises at Tenant’s expense. Tenant shall provide a service for the collection of refuse and garbage from the Premises, at Tenant’s expense, and Landlord shall provide Tenant with a location, at no cost to Tenant, for the placement of a receptacle for Tenant’s refuse and garbage.

F. Tenant shall have the right to install a generator on the Property for its exclusive use subject to (a) Landlord’s approval of the plans therefor and location thereof and (b) Tenant obtaining, at its sole cost and expense, all applicable governmental authorities therefor. Such installation may include, at Tenant’s election, the installation of an internal transfer switch for the generator in the room adjacent to the Building’s electrical closet. Landlord may elect to require Tenant remove the generator and restore the Property to its original condition at the termination of the Sublease. Approval, installation and removal shall be at Tenant’s sole cost and expense.

ARTICLE 7

REPAIRS AND MAINTENANCE

A. Except for the repair and maintenance obligations of Tenant set forth in Section 7(B) below, Landlord shall maintain the Leased Premised in good condition and repair and shall be responsible for the repair and maintenance of the Demised Premises during the Term, including, without limitation, the roof, plumbing systems, electrical systems, utility systems, sprinkler mains, if any, mechanical systems, including HVAC systems serving the Premises, bearing walls, sidewalks, foundation and all structural parts of the Premises, including the painting of the exterior of the building. Additionally, Landlord covenants and agrees that it shall maintain, or cause to be maintained, the Common Areas, including the parking areas and driveways, in good order and repair and a neat and clean condition.

B. Tenant, during the Term of this Lease, shall be responsible for the repair of any and all damage caused to the Property by Tenant or its employees, agents or invitees. Further Tenant shall be responsible for maintaining the Demised Premises in a neat and clean condition and shall be responsible for its own janitorial services and supplies.

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ARTICLE 8

ENVIRONMENTAL MATTERS

Tenant covenants and agrees not to dispose or permit its employees, agents or contractors to dispose or discharge of any Hazardous Substance (as defined below) on, in, or about the Property. Tenant will properly store and handle any Hazardous Substance Tenant is legally permitted to bring onto the Demised Premises. Tenant will only bring onto the Demised Premises such Hazardous Substances as are necessary for Tenant to carry on the uses permitted hereunder and any such Hazardous Substances brought on the Demised Premises and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substance. In the event that Tenant causes any Hazardous Substance to contaminate any portion of the Demised Premises, Tenant agrees to comply with any and all governmental laws, regulations or other requirement relative to such Hazardous Substance; and that, in connection with the foregoing, if any clean-up or removal of such Hazardous Substance or any other remedial action is required, Tenant shall cause the same to be performed without expense to Landlord. Tenant will indemnify, protect, defend, and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, and penalties (including, without limitation, reasonable attorneys’ fees at all trial and appellate levels) arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substance on the Demised Premises brought onto the Premises by Tenant, its agents, contractors, licensees, concessionaires or employees in violation of this Lease or applicable laws, or (ii) any violation of any local, state or federal environmental law, regulation, ordinance or administrative or judicial order relating to any Hazardous Substance brought onto the Premises by Tenant, its agents, contractors, Licensees, concessionaires or employees. As used herein, the term “Hazardous Substance” shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect or which may be promulgated in the future, as such statutes, regulations and/or ordinances may be supplemented or amended from time to time. To the knowledge of Landlord, no Hazardous Substance is present on the Property or the soil, surface water or groundwater thereof.

ARTICLE 9

CONDITION AND IMPROVEMENTS

A. Tenant hereby acknowledges and agrees that it accepts the Demised Premises in an “as-is” condition and, subject to Landlord’s delivery requirements, Tenant’s taking possession of the Demised Premises shall be conclusive evidence that the Demised Premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel or improve the Demised Premises and no representation respecting the condition of the Demised Premises have been made by Landlord to Tenant (or any party taking by, through or under Landlord) except as may be otherwise expressly set forth in this Lease. Landlord shall deliver possession of the Premises to Tenant in good, vacant, broom clean condition, with all building systems in good working order and the roof watertight, and in compliance with all laws. Tenant hereby represents and warrants that it has had the opportunity to make any and all necessary inspections of the Demised Premises it deems necessary to satisfy itself with respect to all aspects of the condition thereof. Upon the expiration or earlier termination of the Term hereof, or upon any earlier termination of Tenant’s right to possession, Tenant shall surrender the Demised Premises in at least as good condition as at the commencement of the Term of this Lease, ordinary wear and tear, damage by casualty and condemnation and repairs that are Landlord’s responsibility hereunder excepted.

B. Tenant acknowledges that Landlord currently leases a portion of the Building to another tenant and may, at Landlord’s option and discretion, lease other portions of the Building to other tenants. Tenant further acknowledges that the Demised Premises is not currently separately demised from other portions of the Building. Within thirty (30) days of Tenant’s request, which may be made at any time the Building is occupied by anyone other than Tenant and, in any event, prior to Landlord’s leasing, subleasing or permitting anyone else to use the Building for more than one (1) month (a “Third Party Use”) other than the people occupying the Building on the date hereof; Landlord shall construct demising walls and doors to separately demise the Premises at Landlord’s sole cost and expense; provided, however, in the event Landlord permits a Third Party Use during the second Lease Year, as a condition to Landlord’s obligation to separately demise the Premises, Tenant shall be required to exercise its option to extend the Term. In the event Tenant does not exercise the option to extend and Landlord does not elect to separately demise the Premises, Tenant

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shall have the right to terminate this Lease and, if Tenant does not so terminate this Lease, Tenant shall have the right to perform the demising work in compliance with all applicable governmental laws, rules, regulations and ordinances, at Tenant’s sole cost, and shall not be required to restore any such demising work. Landlord shall perform such work in a good and workmanlike manner in accordance with laws and a schedule reasonably satisfactory to Tenant and Landlord shall in performing such work not unreasonably interfere with Tenant’s use of the Premises. During any period in which the Premises are not separately demised, Tenant shall have the right to control the security in the Building, and Landlord shall cause all other occupants to comply with Tenant’s reasonable security measures.

ARTICLE 10

FIXTURES AND PERSONAL PROPERTY

A. Except as otherwise provided herein, Tenant shall have the right to use the existing furniture, fixtures and equipment located within the Demised Premises as of the Commencement Date (the “FFE”), a list of which is attached hereto as Exhibit “E”, and the cost of which is included in the Rent. During the term of this Lease, Tenant shall be responsible to maintain such FFE in good condition and repair, reasonable wear and tear excepted, at Tenant’s sole cost and expense. Tenant further acknowledges and agrees that Landlord is providing such FFE to Tenant in its “as-is” condition and is not making any representation or warranty with respect to its condition to Tenant hereunder. Upon the expiration of the term of this Lease, the FFE shall remain in the Demised Premises and Tenant shall surrender the FFE to Landlord with the Demised Premises in at least as good condition as of the Commencement Date, ordinary wear and tear and casualty damage excepted.

B. Tenant shall have the right to install its own phone system, for Tenant’s exclusive use at Tenant’s sole cost and expense. Subject to its review of more detailed plans therefor and subject to compliance with all applicable governmental building codes and ordinances and approval of applicable governmental authorities, Landlord hereby approves of Tenant’s construction of improvements as set forth in Exhibit “F” hereto and agrees that Tenant shall be entitled to surrender such alterations upon the termination of the Sublease.

C. Any trade fixtures, business equipment, inventory, trademarked items, signs, decorative soffit, counters, shelving, showcases, mirrors and other removable personal property installed in or on the Demised Premises by Tenant at its expense (“Tenant’s Property”), shall remain the property of Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time, to remove any and all of Tenant’s Property. Tenant at its expense shall immediately repair any damage occasioned by the removal of Tenant’s Property and upon expiration or earlier termination of this Sublease, shall leave the Demised Premises in a neat and clean condition, free of debris, normal wear and tear excepted. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Demised Premises as well as upon Tenant’s Property if any of Tenant’s Property is assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment. Landlord shall determine the reasonable basis of so prorating any such assessments and such determination shall be binding upon both Landlord and Tenant.

ARTICLE 11

SIGNAGE

Subject to approval by Landlord and all applicable governmental authorities, Tenant shall have the right to install Tenant’s signage (including logo) on the existing monument sign on the west side of the Property visible from Milwaukee Avenue. Tenant shall have the exclusive right to such sign at all times in which the other half of the Building is not leased. Tenant shall also have the right to install its signage on the west entrance to the Building and directional signs and shipping and receiving signs near the east side of the Building, subject to approval of applicable governmental authorities. Tenant may make any changes to the signs required to cause the signs to comply with laws. Upon the expiration or earlier termination of the Sublease, Tenant shall remove such signs; provided, however, in no event may Tenant remove the monument from the Property. Tenant promptly shall make such repairs and restoration of the Property as are necessary to repair any damage to the Property from the removal of the signs

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ARTICLE 12

LIENS

Neither Tenant nor anyone claiming by, through or under Tenant, including, but not limited to, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place any mechanics’ or materialmen’s liens of any kind whatsoever upon the Demised Premises or improvements thereon, any such liens are hereby specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any mechanics’ or materialmen’s lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s interest or assets. Tenant shall discharge any lien, encumbrance or charge arising out of the work of any contractor, mechanic, laborer or material contracted for by Tenant. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant’s contractor to work in the Demised Premises shall be filed against the Demised Premises, Tenant shall, within thirty (30) days after the filing thereof, cause the same to be discharged of record by payment, deposit or bond.

ARTICLE 13

LAWS AND ORDINANCES

Tenant represents and warrants that Tenant’s use of the Demised Premises shall comply with all applicable governmental laws, rides, regulations, codes and ordinances during the Term. Tenant agrees not to (i) permit any illegal practice to be carried on or committed on the Demised Premises; (ii) make use of or allow the Demised Premises to be used for any purpose that might invalidate or increase the rate of insurance therefor (other than the permitted use); (iii) keep or use or permit to be kept or used on the Demised Premises any flammable fluids, gases, or explosives without the prior written permission of Landlord except for normal cleaning products; (iv) use the Demised Premises for any purpose whatsoever which might create a nuisance; (v) deface or injure the Building or the Demised Premises; (vi) overload the floor; (vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

ARTICLE 14

[INTENTIONALLY OMITTED]

ARTICLE 15

[INTENTIONALLY OMITTED]

ARTICLE 16

[INTENTIONALLY OMITTED]

ARTICLE 17

DAMAGE TO PREMISES

A. If the Property shall, during the Term of this Lease, be damaged or destroyed by fire or other casualty in a manner which interferes in the operation of Tenant’s business, this Lease shall, at the option of Landlord or Tenant, be terminated.

B. If neither Tenant nor Landlord elects to terminate the Lease, Landlord shall promptly restore the Property to the condition existing prior to the casualty and Rent shall be abated from the date of damage or destruction until restoration is complete. The amount of abatement shall be in direct proportion to the amount of space in the Demised Premises made untenable or unusable by such damage or destruction or the degree of interference with Tenant’s business operations at the Demised Premises.

ARTICLE 18

INSURANCE

A. Tenant shall maintain commercial general liability insurance during the Term hereof in the amount of not less than $3,000,000 per occurrence (which limit may be covered by an

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umbrella policy) naming Landlord and its affiliates as an additional insured. Prior to the Commencement Date, Tenant shall provide a certificate of insurance evidencing such insurance.

B. Tenant hereby releases and waives any and all claims against Landlord and Master Landlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Property by Tenant other than by reason of gross negligence or willful misconduct of Landlord or Landlord’s violation of this Sublease.

C. Notwithstanding anything to the contrary in this Sublease, Tenant and Landlord each hereby waives and releases any and all right of recovery against the other, including, without limitation, the other party’s employees and agents, arising during the Term of the Sublease for any and all toss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Demised Premises that is due to a risk actually insured against by property insurance or normally covered by “all risk” insurance. This waiver is in addition to any other waiver or release contained in this Sublease. Tenant and Landlord each hereby waives, and shall have its property insurance policies issued in such form as to waive, any right of subrogation that might otherwise exist with respect to property insurance, and shall provide written evidence thereof to the other upon written request.

ARTICLE 19

INDEMNIFICATION

Tenant shall indemnify, defend, hold harmless and protect Landlord and its agents, employees, officers and affiliates from any and all loss, cost, damage, expense and/or liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time during the Term of this Sublease, including the Primary Term and Extension Term or any holdover or occupancy by Tenant outside the Term, and from any cause whatsoever in or about the Demised Premises, other than damages caused by reason of the negligence or willful misconduct of Landlord or its agents and employees or Landlord’s violation of this Sublease, to the extent due to: (i) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Sublease on Tenant’s part to be observed or performed; (ii) the use or occupancy of the Demised Premises by Tenant or any person claiming by, through, or under Tenant; or (iii) any willful misconduct or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such person, in, on, or about the Demised Premises during the Term (including, without limitation, any holdovers in connection therewith), including, without limitation, any willful misconduct or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and hold harmless Landlord, Landlord’s agents, and the landlord or landlords under all ground or underlying leases, from and against any and all loss, cost, liability, damage, and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any default, willful misconduct or negligence referred to in the preceding sentence. The provisions of this Section shall survive the expiration or sooner termination of this Sublease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant.

ARTICLE 20

ASSIGNMENT AND SUBLETTING

A. Tenant shall not voluntarily or by operation of law assign or encumber its interest in this Sublease or in the Demised Premises, or sublease all or any part of the Demised Premises, or allow any other person or entity to occupy or use any part of the Demised Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment, encumbrance, or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default after the expiration of applicable notice and cure periods. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed transferee does not meet certain criteria, including, but not limited to, the transferee’s financial condition, the nature, quality, and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee’s business experience. Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign this Sublease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation or reorganization, or (c) a

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purchaser of a substantial portion of Tenant’s assets (a “Permitted Transferee”); provided, however, no such assignment or sublease shall relieve Tenant of any liability or obligations hereunder and, as a condition to any such assignment or sublease, (a) any assignee shall assume the obligations of Tenant hereunder in writing and (b) any subtenant shall acknowledge in writing that the rights of such subtenant are subject and subordinate to the terms and conditions of this Lease. A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Sublease or the Premises.

B. Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Sublease and/or to convey fee title to the Demised Premises. Each conveyance by Landlord of Landlord’s interest in this Sublease or the Demised Premises prior to expiration or termination hereof shall be subject to this Sublease and, provided the transferee assumes in writing Landlord’s obligations hereunder, shall relieve the grantor of any further obligations or liability as Landlord, and Tenant shall look solely to Landlord’s successor in interest for all future obligations of Landlord. Tenant hereby agrees to attorn to Landlord’s successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Demised Premises. Notwithstanding the foregoing, concurrently with the execution of this Sublease, Landlord shall obtain from the Master Landlord a written agreement in the form attached hereto as Exhibit “G”. Tenant acknowledges the Property is encumbered by a mortgage in favor of KeyBank National Association.

ARTICLE 21

ACCESS TO PREMISES

Landlord and Landlord’s authorized representatives shall have the right after reasonable notice to Tenant, to enter upon the Demised Premises at all reasonable hours for the purpose of inspecting the Demised Premises or of making repairs, additions, or alterations in or upon the Demised Premises, and, for the purpose of exhibiting the Demised Premises to prospective tenants, purchasers, or others.

ARTICLE 22

DEFAULTS BY TENANT

A. The occurrence of any of the following (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Tenant:

(i)	Any failure by Tenant to pay Rent when due where such failure continues for five (5) days after written notice thereof from Landlord; provided, however, Landlord shall not be required to provide more than one such notice during any Lease Year and after the giving of any such notice, any further failure to pay Rent when due shall constitute an Event of Default without the necessity of any notice thereof.

(ii)	Any failure by Tenant to maintain the insurance required pursuant to the terms hereof where such failure continues for five (5) days after Tenant’s receipt of written notice thereof from Landlord.

(iii)	A failure by Tenant to observe and perform any other provision of this Sublease to be observed or performed by Tenant, where such failure continues for thirty (30) days after Tenant’s receipt of written notice thereof from Landlord, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Tenant proceeds to diligently cure such failure.

(iv)

Any general assignment made by Tenant for the benefit of creditors, the filing by, or against, Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession that is not restored to Tenant within thirty (30) days, or the

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attachment, execution or other judicial seizure that is not discharged within thirty (30) days.

B. In the event of an Event of Default, Landlord lawfully may in compliance with applicable law, immediately enter into and upon the Demised Premises or any part thereof and repossess the same as of its former estate, and expel Tenant, and those claiming through or under it, and remove its or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of Rent or breach of covenant. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on Landlords part to terminate this Sublease, unless a written notice of such intention to terminate this Sublease is given to Tenant or unless termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reentry or taking of possession, Landlord may, at any time thereafter, elect to terminate this Sublease for any previous default. In the event that Landlord terminates this Sublease or repossesses the Default Premises due to an Event of Default as aforesaid, Tenant shall (i) remain liable for all Rent and other obligations accruing up to the date of such repossession or termination, and (ii) be liable to Landlord for all costs incurred in connection with the repossession and reletting of the Demised Premises (including, without limitation, reasonable attorney and brokerage fees and any costs in connection with necessary repairs or remodeling to render the Demised Premises suitable for reletting), and (iii) remain liable for the payment of all of the Base Annual Rent and Additional Rent payable hereunder for the balance of the unexpired Term of this Sublease in effect as of the date of the termination or repossession by Landlord. Any rental which may be due Landlord, as herein provided in this Sublease, shall include the monthly rent and any other costs and expenses denominated as additional rentals in this Sublease. Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. In the event the Demised Premises are relet by Landlord, Tenant shall be entitled to a credit against its rental obligations hereunder in the amount of Rents received by Landlord from any such reletting of the Demised Premises less any costs incurred by Landlord (not previously reimbursed by Tenant) in connection with the repossession and retelling of the Demised Premises (including, without limitation, reasonable attorneys’ fees, and, to the extent allocable to the remainder of the applicable Term hereof, brokerage commissions, and any cost of repairs, alterations and improvements to the Demised Premises). Landlord may relet the Demised Premises for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Sublease. Landlord may grant such concessions and free rent as Landlord deems necessary in connection with any such reletting. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a retelling of the Demised Premises in excess of the Rent provided in this Sublease, but such excess will reduce any accrued present or future obligations of Tenant hereunder. Subject to the notice and cure periods provided herein, Landlord shall have the right to exercise any and all other remedies available to Landlord, in connection with an Event of Default, at law or in equity, including, without limitation, injunctive relief. Except as otherwise set forth herein to the contrary, mention in this Sublease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Except as otherwise set forth herein to the contrary, no remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Sublease to Landlord may be exercised from time to time and as often as any occasion may arise or as may be deemed expedient. Landlord waives any right of distraint, distress for rent or landlord’s lien that may arise at law.

If the Tenant’s interest in this Sublease be assigned as permitted hereunder, or if the Demised Premises or any part thereof be sublet as permitted hereunder, Landlord may, after an Event of Default by Tenant, terminate all sublease, concessions or the like or may, at the option of Landlord, collect rent from the assignee or subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, assignment and subletting or a release of Tenant from the performance of the covenants herein contained. In the event of such Event of Default, Tenant hereby assigns the rent due from the subtenant or assignee to Landlord, and hereby authorizes such subtenant or assignee to pay the rent directly to Landlord.

If Tenant fails to make any payment or perform any agreement or obligation on its part to be performed under this Sublease, Landlord, in addition to all other remedies available to Landlord, shall have the right (but not the obligation) (i) if no emergency exists, to pay and/or perform the

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same after giving thirty (30) days’ notice to Tenant (10 days notice in the case of a monetary default) or such longer time as may be reasonably required because of the nature of the non-monetary default provided Tenant has commenced to cure within such thirty (30) day period and thereafter diligently pursues such cure to completion; and (ii) in any emergency situation (i.e., a situation imposing imminent danger to persons or property), to perform the same immediately without notice or delay. For the purpose of rectifying Tenant’s defaults as aforesaid, Landlord shall have the right to enter the Demised Premises. Tenant shall, within ten (10) days after written demand, reimburse Landlord as Additional Rent for the reasonable costs and expenses incurred by Landlord in rectifying Tenant’s defaults as aforesaid, including reasonable attorneys’ fees and interest at the rate set forth herein. Except for the negligence or willful misconduct of Landlord or Landlord’s agents, employees, licensees or invitees, Landlord shall not be liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to Tenant or anyone holding under Tenant for any action taken by Landlord pursuant to this Section. Any act or thing done by Landlord pursuant to this Section shall not constitute a waiver of any such default by Tenant or a waiver of any covenant, term or condition herein contained or the performance thereof

ARTICLE 23

DEFAULTS BY LANDLORD

Landlord shall be in default if Landlord fails to perform any provision of this Sublease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Sublease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right, upon prior written notice to Landlord, to cure such default on Landlord’s behalf to the extent such default materially interferes with the operation of Tenant’s business. Any reasonable sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant, provided, however, that Tenant shall not be entitled to any deduction or offset against any Rent otherwise payable to Landlord under this Sublease.

ARTICLE 24

SURRENDER OF PREMISES

Tenant shall, upon the expiration of the Term granted herein, or any earlier termination of this Sublease for any cause, surrender the Demised Premises to Landlord, including, without limitation, all building apparatus and equipment then upon the Demised Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Demised Premises, other than Tenant’s Property (which shall remain the property of Tenant as provided in Article 10 hereof), broom clean, without any damage, injury or disturbance thereto, (reasonable wear and tear, loss due to condemnation, and damage due to casualty and repairs that are Landlord’s responsibility hereunder excepted), or payment therefor.

ARTICLE 25

EMINENT DOMAIN

If any material portion of the Premises is taken by condemnation or the power of eminent domain (or conveyed by deed in lieu thereof), Landlord may, at its option, elect to terminate this Lease. If any such renders the Demised Premises unsuitable for Tenant’s use, Tenant shall have the right to terminate his Lease by written notice to Landlord given within twenty (20) days after the taking.

ARTICLE 26

ATTORNEY’S FEES

A. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default under this Sublease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Sublease is commenced, the court in such action shall

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award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action.

B. Except to the extent due to the gross negligence, willful misconduct or violation of this Sublease by Landlord, Tenant Brian indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from negligence or willful misconduct of Tenant; or (iv) necessary to protect Landlord’s interest under this Sublease in a Tenant bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

ARTICLE 27

NOTICES

Notices and demands required, or permitted, to be sent to those listed hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable overnight courier service and shall be deemed to have been delivered (a) one (1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) business days following deposit in the United States Mail if sent by certified mail, to the address shown below:

TENANT:	LANDLORD:

iRhythm Technologies, Inc.	FREEDOMROADS, LLC
650 Townsend Street, Suite 380	250 Parkway Drive, Suite 270
San Francisco, CA 94103	Lincolnshire, IL 60069
Attn: Chief Financial Officer	Attn: General Counsel

and	and

iRhythm Technologies, Inc.	FREEDOMROADS, LLC
2 Marriott Drive	250 Parkway Drive, Suite 270
Lincolnshire, IL 60069-3700	Lincolnshire, IL 60069
Attn: Executive Vice President, Clinical Operations	Attn: Chief Financial Officer

or at such other address requested in writing by either party upon ten (10) days notice to the other party.

ARTICLE 28

REMEDIES

All rights and remedies of Landlord and Tenant herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

ARTICLE 29

SUCCESSORS AND ASSIGNS

All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of Article 20 are in nowise impaired by this Article 29.

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ARTICLE 30

WAIVER

The failure of either Landlord or Tenant to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Sublease shall not be deemed a waiver of any subsequent breach or default in any of the covenants, conditions and agreements of this Sublease. No surrender of the Demised Premises by Tenant shall be affected by Landlord’s acceptance of Rent or by other means whatsoever, unless the same is evidenced by Landlord’s written acceptance of the surrender.

ARTICLE 31

HOLDING OVER

If Tenant, or any party claiming under Tenant, remains in possession of the Demised Premises, or any part thereof, after any termination or expiration of the Term of this Sublease, without Landlord’s consent, Landlord may treat such holdover as an automatic extension of this Sublease for a month to month tenancy, subject to all the terms and conditions provided herein, except that Base Annual Rent shall be equal to one hundred fifty percent (150%) of the Base Annual Rent set forth herein.

ARTICLE 32

INTERPRETATION

The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship between the parties of (i) principal and agent, (ii) partners, or (iii) joint venturers or enterprisers.

ARTICLE 33

COVENANT OF QUIET ENJOYMENT

Landlord represents and warrants that (i) Landlord is the lessee of the Property pursuant to the terms of the Master Lease and has obtained Master Landlord’s consent to this Sublease as acknowledged by Master Landlord’s consent and acknowledgement attached hereto as Exhibit “G”, (ii) Landlord has not received any notice, and does not have any knowledge, of any eminent domain or similar proceeding which would affect the Demised Premises, (iii) Landlord has the full right, power and authority to make this Sublease and (iv) Tenant, upon the payment of the Rent and performance of the covenants hereunder, shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the Term of this Sublease without hindrance or ejection by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord.

ARTICLE 34

ESTOPPEL; FINANCIAL STATEMENTS

A. Tenant shall execute and deliver to Landlord, within twenty (20) days after receipt of Landlord’s request, any reasonable estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Demised Premises. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Sublease is in effect and, to Tenant’s knowledge, not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and expiration dates of the Term; that Tenant is paying rent on a current basis; that, to Tenant’s knowledge, any improvements required to be furnished under the Sublease have been completed in all respects; that the Sublease constitutes the entire agreement between Tenant and Landlord relating to the Demised Premises; that Tenant has accepted the Demised Premises and is in possession thereof; that the Sublease has not been modified, altered, or amended except in specified respects by specified instruments; that Tenant has no notice of any prior assignment, hypothecation, or pledge of rents or the Sublease; and such other matters as reasonably may be requested. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Demised Premises or the building (“Lender”) that Tenant will not look to such Lender: as being liable for any act or omission of Landlord other than defaults continuing after Lender, or its successors or assigns, acquire Landlord’s interest in the Premises by foreclosure or otherwise; as being obligated to cure any defaults of Landlord under the

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Sublease which occurred prior to the time Lender, its successors or assigns, acquired Landlord’s interest in the Demised Premises by foreclosure or otherwise; as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; or as being bound by Landlord to any amendment or modification of the Sublease without Lender’s written consent.

B. In the event of a proposed sale or financing of the Demised Premises by Landlord, upon Landlord’s request, Tenant shall within twenty (20) days after Landlord’s request deliver such financial statements as may be reasonably required by the prospective lender or purchaser in connection therewith, provided Landlord and such prospective lender or purchaser executes a confidentiality agreement reasonably acceptable to Tenant.

C. Failure to deliver the documents required under this Article 34 in the time period required shall constitute an Event of Default after the expiration of the applicable notice or cure period.

ARTICLE 35

RECORDING

Tenant shall not record this Sublease. The parties shall join in the execution of a memorandum or so-called “short-form” of this Sublease for the purpose of recordation in accordance with a form reasonably acceptable to both parties. Any recording costs associated with the memorandum or short form of this Sublease shall be borne by the party requesting recordation.

ARTICLE 36

FORCE MAJEURE

If either party hereto shall be delayed, hindered in or prevented from, the performance hereunder of its obligations (other than the payment of money) by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature, not the fault of such party (hereinafter, “Permitted Delay” or “Permitted Delays”), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay. Notwithstanding the foregoing, any extension of time for a Permitted Delay shall be conditioned upon the party seeking an extension of time delivering written notice of such Permitted Delay to the other party within ten (10) days of the event causing the Permitted Delay.

ARTICLE 37

SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease, shall deposit with Landlord the sum of $40,000.00 as security for the faithful performance by Tenant of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may apply the security deposit to remedy any failure by Tenant to repair or maintain the Leased Premises or to perform any other terms, covenants and conditions contained herein or make any payment owing hereunder within applicable notice and cure periods. Landlord will, within thirty (30) days after the expiration hereof and Tenant’s vacation of the Premises, promptly return the unapplied balance security deposit to Tenant or the last permitted assignee of Tenant’s interest hereunder. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

ARTICLE 38

LATE CHARGE

If Tenant fails to pay when due any payment of Rent or other charges which Tenant is obligated to pay to Landlord under this Sublease within five (5) days of when due, there shall be a late charge, immediately payable by Tenant as additional rent, in the amount of five percent (5%) of each such past due amount. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for accounting and administrative expenses incurred by Landlord. In addition to the late charge, any and all Rent or other charges which Tenant is obligated to pay to Landlord under this Sublease which are unpaid shall bear interest at the rate of twelve percent (12%) per anum from the date said payment was due until paid, said interest to be payable by Tenant as Additional Rent. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use

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of funds. Notwithstanding the foregoing, before assessing a late charge or late interest the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

ARTICLE 39

SURRENDER OF PREMISES

No act or thing done by Landlord or any agent or employee of Landlord during the Sublease Term shall be deemed to constitute an acceptance by Landlord or a surrender of Demised Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Demised Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Sublease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Sublease shall have been terminated properly. The voluntary or other surrender of this Sublease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shalt not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Demised Premises.

ARTICLE 40

CONSENT

Whenever this Sublease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

ARTICLE 41

RIGHT OF FIRST REFUSAL

If at any time during the Term Landlord desires to lease all or any part of the Building to a third party, including during the Extension Term, Landlord shall provide Tenant with written notice thereof and the terms upon which Landlord and such prospective tenant are willing to enter into a lease of such portion of the Building (an “Intent to Lease Notice”). Tenant shall have five (5) business days following Landlord’s delivery of the Intent to Lease Notice to provide written notice to Landlord of Tenant’s desire to lease additional space in accordance with the terms set forth in the Intent to Lease Notice (“Tenant’s Notice”). Upon receipt of Tenant’s Notice by Landlord, Landlord and Tenant promptly shall execute an amendment to the Sublease relating to the expansion space, which includes the terms and conditions set forth in the Intent to Lease Notice. If Tenant fails to provide Landlord with its written notice of exercise within the five (5) business day period, then Tenant shall be deemed to have elected not to exercise its right of first refusal with respect to the particular Intent to Lease Notice at issue. Notwithstanding the foregoing, if Landlord negotiates with the proposed tenant lease terms materially more favorable than those offered to Tenant but rejected, Landlord shall be required to submit the more favorable terms to Tenant for its review. Tenant shall have three (3) business days after receipt of the more favorable terms to accept or reject the expansion space. If Tenant rejects the more favorable terms, Landlord shall be free to enter a lease with the proposed tenant. Tenant’s right of first refusal shall be continuous during the Term and any extension thereof. Tenant’s rejection of any particular Intent to Lease Notice shall not relieve Landlord of its obligation to again offer any expansion space to Tenant at any time that the expansion space subsequently becomes available. The rights described in this paragraph are exclusive to Tenant and may not be transferred or assigned except to a Permitted Transferee.

ARTICLE 42

[INTENTIONALLY OMITTED]

ARTICLE 43

SEVERABILITY

Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

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ARTICLE 44

GOVERNING LAW AND VENUE

This Sublease shall be governed by the laws of the Stale of Illinois.

ARTICLE 45

[INTENTIONALLY OMITTED]

ARTICLE 46

[INTENTIONALLY OMITTED]

ARTICLE 47

BROKERS

Landlord and Tenant represent and warrant one to the other that they have not had any dealings with any real estate brokers or agents in connection with the negotiation of this Sublease, except for Jones Lang LaSalle (“Tenant’s Broker”) with respect to Tenant and Transwestern with respect to Landlord (“Landlord’s Broker”). Landlord covenants and agrees to pay Tenant’s Broker in accordance with a separate agreement between Landlord and Landlord’s Broker and Tenant’s Broker. Landlord and Tenant agree to indemnify and hold each other harmless from and against any and all liability and cost which Landlord or Tenant, as applicable, may suffer in connection with any other real estate brokers claiming by, through, or under Landlord or Tenant, as applicable, seeking any commission, fee or payment in connection with this Sublease.

ARTICLE 48

INDEPENDENT COVENANTS

This Sublease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Premises (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

ARTICLE 49

LIMITATION OF LANDLORD’S LIABILITY

Notwithstanding anything contained in this Sublease to be contrary, Landlord shall not incur any liability beyond the amount of Landlord’s interest in the Premises upon a breach of this Sublease, and Tenant shall look exclusively to the amount of such interest in the Premises for the payment and discharge of any obligations imposed upon Landlord under this Sublease.

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ARTICLE 50

[INTENTIONALLY OMITTED]

ARTICLE 51

[INTENTIONALLY OMITTED]

ARTICLE 52

[INTENTIONALLY OMITTED]

ARTICLE 53

TIME OF THE ESSENCE

Time shall be of the essence in interpreting the provisions of this Sublease.

ARTICLE 54

ENTIRE AGREEMENT

This Sublease contains all of the agreements of the parties hereto with respect to matters covered or mentioned herein and no prior agreement, letters, representations, warranties, promises, or understandings pertaining to any such matters shall be effective for any such purpose. This Sublease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease on the day and year first mentioned, the corporate party or parties by its or their proper officers thereto duly authorized.

WITNESSES:		LANDLORD:

FREEDOMROADS, LLC, a Minnesota limited liability company

/s/ Jennifer Napier		By:	/s/ Brent Moody
Print Name:	Jennifer Napier	Name:	Brent Moody
		Title:	EVP Business Dev/General Counsel
/s/ Matthew D. Wagner
Print Name:	Matthew D. Wagner	Dated:	10/29/09

WITNESSES:		TENANT:

iRHYTHM TECHNOLOGIES, INC., a
Delaware corporation

/s/ Judith C. Lenane		By:	/s/ Shelly D. Guyer
Print Name:	Judith C. Lenane	Name:	Shelly D. Guyer
		Title:	EVP, CFO
/s/ Kaja Odegard
Print name:	Kaja Odegard	Dated:	10/28/09

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EXHIBIT “A”

LEGAL DESCRIPTION OF THE DEMISED PREMISES

THE LAND REFERRED TO IN THIS POLICY IS DESCRIBED AS FOLLOWS:

THAT PART OF THE NORTHEAST 1/4 OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS, TO-WIT: COMMENCING AT A POINT ON THE CENTER LINE OF MILWAUKEE AVENUE (AS OF AUGUST 26, 1948) WHICH IS SOUTH 15 DEGREES 06 MINUTES 15 SECONDS EAST (OLD DEEDS), 813.60 FEET FROM THE POINT OF INTERSECTION OF SAID CENTER LINE WITH THE NORTH LINE OF THE NORTHEAST 1/4 OF SAID SECTION 22 FOR A POINT OF BEGINNING); THENCE NORTH 89 DEGREES 25 MINUTES 30 SECONDS EAST (OLD DEEDS), TOWARD A POINT ON THE EAST LINE OF SAID NORTHEAST 1/4 764.05 FEET SOUTH OF THE NORTHEAST CORNER THEREOF, SAID COURSE HEREINAFTER REFERRED TO AS THE “FIRST COURSE”, A DISTANCE OF 516.67 FEET, MORE OR LESS, TO A POINT ON A LINE DRAWN PARALLEL WITH THE CENTER LINE OF MILWAUKEE AVENUE AND 500.00 FEET NORTHEASTERLY THEREFROM, MEASURED AT RIGHT ANGLES THERETO; THENCE NORTHWESTERLY ALONG SAID LINE DRAWN PARALLEL TO THE CENTER LINE OF MILWAUKEE AVENUE, A DISTANCE OF 300 FEET; THENCE WEST ALONG A LINE PARALLEL TO THE FIRST COURSE, A DISTANCE OF 516.67 FEET, MORE OR LESS, TO A POINT ON THE CENTER LINE OF MILWAUKEE AVENUE WHICH POINT IS 513.60 FEET SOUTHEASTERLY OF ITS INTERSECTION WITH THE NORTH LINE OF SAID SECTION 22; THENCE SOUTHEASTERLY ALONG THE CENTER LINE OF MILWAUKEE AVENUE, A DISTANCE OF 300 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

EXHIBIT “A”

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EXHIBIT “B”

DEMISED PREMISES

[Please provide revised floor plan to remove lobby and restroom from Premises and make part of the Common Area and to show Tenant’s reserved parking]

EXHIBIT “B”

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EXHIBIT “C”

LANDLORD’S WORK

1.	All remaining RV equipment or related gear should be removed from the Demised Premises and Common Areas of the Building.

2.	All walls with any physical damage need to be repaired and painted where necessary with .

[DIAGRAM INTENTIONALLY OMITTED]

EXHIBIT “C”

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EXHIBIT “D”

MARKET RATE

If it becomes necessary to determine the Market Rate by appraisal, real estate appraiser(s), all of whom shall be Members of the Appraisal Institute and who have at least five (5) years experience appraising office, distribution and assembly space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

(i) If the parties are unable to agree on the Market Rate within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the “Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (the “Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of such appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Market Rate within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Market Rate. If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Market Rate as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Market Rate at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Market Rate, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Market Rate in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Market Rate by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

(iii) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

EXHIBIT “D”

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EXHIBIT “E”

FFE INVENTORY

[please provide]

EXHIBIT “E”

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EXHIBIT “F”

TENANT’S INITIAL ALTERATIONS

Tenant shall have the right, but not the obligation to perform the following work:

Murals within the Premises may be removed and the walls painted with building standard matching paint.

Murals may also be painted over if the level of finish will be comparable,

All areas within the Demised Premises and Common Areas of the Building where there is wood flooring with buckling may be repaired. All wood flooring may also be cleaned and scuff marks removed.

[DIAGRAM INTENTIONALLY OMITTED]

EXHIBIT “F”

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2-Marriott – Office Renovations	Lincolnshire, Illinois

CLARIFICATIONS, ASSUMPTIONS, & EXCLUSIONS

2 Marriott Office Renovations

2 Marriott Drive

Lincolnshire, IL 60069

For:

PROJECT DRAWINGS AND DOCUMENTS

The following scope of work is based upon site observations on 8/25/09 and color sketches of improvements forwarded to us by Jones Lang LaSalle.

The Missner|Group		8/31/2009

EXHIBIT “F”

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2-Marriott – Office Renovations	Lincolnshire, Illinois

CLARIFICATIONS, ASSUMPTIONS, & EXCLUSIONS

SCOPE OF WORK

GENERAL INFORMATION

•	Office project management and field supervision

•	One year guarantee to repair or replace any defective workmanship and materials

DOORS, FRAMES, & HARDWARE

•	Provide one (1) 6’-0” x 7’-0” double door hollow metal frame, solid core stained wood doors, and brushed chrome (26D) hardware.

CARPENTRY, DRYWALL, & TAPING

•	Provide demolition of existing walls noted in blue. We have included 4” header at all demolished walls

•	Provide framing and patching of demolished walls as needed, replace glass wall with framing and drywall, and provide framing and do wall at demolished door opening.

•	Install one (1) 6’-0” x 7’-0” door frame, wood doors, and hardware.

FLOORING

•	Remove carpet, wall base, and rubber sheet goods as noted.

•	Provide floor preparation for new vinyl composite tile (VCT).

•	Provide new standard color VCT to match existing.

PAINTING

•	Provide painting of new door frame.

•	Provide painting of walls in areas within the red lines.

FIRE PROTECTION

•	No fire sprinkler work has been figured in the office renovations.

HVAC

•	Relocate one thermostat at demolished wall.

•	Relocate supply and return diffusers for new layout

ELECTRICAL & FIRE ALARM

•	Provide demolition of power and data as needed for walls to be removed.

•	Rework switching and power as required with in red lines.

•	Provide two (2) new duplex receptacles.

EXCLUSIONS

•	Architectural and Structural Design

•	Permit Fees

•	Bonds or letters of credit

•	Office improvements unless noted above

•	Furniture, fixtures, equipment

•	Signage

The Missner|Group		8/31/2009

EXHIBIT “F”

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EXHIBIT “G”

MASTER LANDLORD’S CONSENT

Master Landlord hereby acknowledges receipt of a copy of this Sublease, and consents to the terms and conditions of this Sublease. Master Landlord further agrees that, notwithstanding anything to the contrary in the Master Lease:

(a) Master Landlord agrees that the release and waiver of subrogation in Section 18(C) of the Sublease shall apply as between Master Landlord and Tenant.

(b) In the event that the Master Lease terminates prior to the expiration of the term of the Sublease, the Sublease shall continue in full force and effect as a direct lease between Master Landlord and Tenant upon all of the terms, covenants and conditions of the Sublease.

(c) Tenant may, without Master Landlord’s prior written consent, sublet the Premises or assign the Sublease as described in Section 20 of the Sublease.

MASTER LANDLORD:

FRHP LINCOLNSHIRE, LLC, a Minnesota limited liability company

By	/s/ Brent Moody

Name:	Brent Moody

Its:	EVP Bus. Dev./General Counsel

Address:	250 Parkway Drive, Suite 270
Lincolnshire, IL 60069

EXHIBIT “G”
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